UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

(310) 536-0908
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 25, 2007, Robert G. Barrett notified Peerless Systems Corporation (the "Company") that he does not intend to stand for re-election at the Company's annual meeting of stockholders to be held on July 9, 2007 (the "Annual Meeting"). Mr. Barrett is currently a member of the Audit, Nominating and Corporate Governance and Compensation Committees and will continue to serve as a director and as a member of such Committees until immediately prior to the Annual Meeting. Effective after the Annual Meeting, Mr. Barrett will no longer be a director of the Company or a member of such Committees.

Item 8.01. Other Events.

As disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2007, the Company entered into an agreement (the “Settlement Agreement”) with Timothy E. Brog, an individual, Pembridge Value Opportunity Fund LP, a Delaware limited partnership, Pembridge Capital Management LLC, a Delaware limited liability company, Pembridge Value Advisors LLC, a Delaware limited liability company, Sherwood Advisors LLC, a Delaware limited liability company, Rahul Rimmy Malhotra, an individual, Eric S. Newman, an individual, Steven Bathgate, an individual, Marc Bathgate, an individual, Allison Bathgate, an individual, Jonathan Bathgate, an individual, Charles Bathgate, an individual, Margaret Bathgate, an individual, Bathgate Family Partnership II, Ltd, Whitehall Capital Investors IV, LLC, a Delaware limited liability company and E2 Investment Partners LLC, a Delaware limited liability company, (collectively, among others, the “Peerless Full Value Committee”).

Pursuant to Section 6.4 of the Settlement Agreement, from the date of the Settlement Agreement through the date of the Company's 2007 annual meeting of stockholders, none of the members of the Peerless Full Value Committee shall beneficially own any shares of the common stock of the Company exceeding, in the aggregate, among all such members, the amount of shares of common stock previously disclosed in the Peerless Full Value Committee's definitive Proxy Statement filed with the Securities and Exchange Commission on May 24, 2007; provided, however, that the members of the Peerless Full Value Committee may acquire additional shares so long as the total ownership of such parties does not exceed 9.9% of the outstanding common stock of the Company.

On June 27, 2007, the Board of Directors of the Company agreed to waive Section 6.4 of the Settlement Agreement, to allow the members of the Peerless Full Value Committee to purchase up to an aggregate of 300,000 additional shares of the common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: June 29, 2007	By	/s/ John V. Rigali
John V. Rigali
Chief Financial Officer and Vice President of Finance